Provident Financial Services, Inc. Announces a 14% Increase in Quarterly Earnings and Declares Quarterly Cash Dividend

JERSEY CITY, NJ, July 27, 2012 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $16.0 million, or $0.28 per basic and diluted share for the three months ended June 30, 2012, compared to net income of $14.0 million, or $0.25 per basic and diluted share for the three months ended June 30, 2011.

For the six months ended June 30, 2012, the Company reported net income of $34.4 million, or $0.60 per basic and diluted share, compared to net income of $26.9 million, or $0.47 per basic and diluted share for the same period last year.

 The increase in earnings for the second quarter and year-to-date period ended June 30, 2012, was largely attributable to improvements in asset quality and related reductions in the provision for loan losses.  Loan loss provisions decreased by $4.0 million and $6.9 million for the three and six months ended June 30, 2012, respectively, compared with the same periods in 2011.  In addition, net interest income increased $402,000 and $1.8 million for the three and six months ended June 30, 2012, respectively, primarily due to an increase in average loans outstanding, funded by growth in average core deposits.  Further contributing to the year-to-date improvement, the Company realized $2.2 million in gains during the first quarter from the sale of certain mortgage-backed securities identified as having a significant risk of accelerated prepayment.  Excluding this gain, non-interest income increased $1.3 million and $4.7 million for the three and six months ended June 30, 2012, respectively, compared with the same periods last year.  These improvements were partially offset by increases in non-interest expense of $1.8 million and $3.3 million for the three and six months ended June 30, 2012, respectively, compared with the same periods in 2011.  Also, income tax expense increased $1.9 million and $4.8 million for the three and six months ended June 30, 2012, respectively, compared with same periods last year.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, "This quarter’s strong financial results reflect the consistency of our business strategy and the strength within our balance sheet.  Our earnings improvement of 14% over the prior year's quarter reflects a combination of improving asset quality and continued growth in fee income, tempered somewhat by slight margin compression.  Both average loans and deposits increased year over year." Martin continued: "While the pace of the economic recovery remains tepid, we are well positioned to take advantage of market opportunities, as we continue our focus on building client relationships.  Our commitment to our customers is the cornerstone of our corporate philosophy."

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.13 per common share payable on August 31, 2012, to stockholders of record as of the close of business on August 15, 2012.

Balance Sheet Summary

Total assets increased $37.4 million to $7.13 billion at June 30, 2012, from $7.10 billion at December 31, 2011.  The increase was primarily due to an increase in net loans, partially offset by a decrease in securities.

The Company’s net loans increased $83.6 million, or 1.8%, during the six months ended June 30, 2012 to $4.66 billion.  Loan originations totaled $766.3 million and loan purchases totaled $49.0 million for the six months ended June 30, 2012.  The loan portfolio had net increases of $58.1 million in commercial and multi-family mortgage loans, $15.3 million in consumer loans, $5.2 million in commercial loans and $4.9 million in construction loans, which were partially offset by a $1.1 million decrease in residential mortgage loans.  Commercial real estate, commercial and construction loans represented 60.2% of the loan portfolio at June 30, 2012, compared to 59.8% at December 31, 2011.

At June 30, 2012, the Company’s unfunded loan commitments totaled $797.1 million, including $306.5 million in commercial loan commitments, $137.7 million in construction loan commitments and $61.5 million in commercial mortgage commitments.  Unfunded loan commitments at December 31, 2011 were $770.4 million.

Total investments decreased $50.2 million, or 2.8%, to $1.71 billion at June 30, 2012, from $1.76 billion at December 31, 2011.  The decrease was primarily due to principal repayments on mortgage-backed securities, the sale of certain mortgage-backed securities which had a high risk of prepayment and maturities of municipal and agency bonds, partially offset by purchases of mortgage-backed securities.  A portion of the repayments on the investment portfolio were reinvested in higher-yielding loans, primarily commercial mortgage and commercial loans.

Total deposits increased $49.4 million, or 1.0%, during the six months ended June 30, 2012 to $5.21 billion.  Core deposits, consisting of savings and demand deposit accounts, increased $145.0 million, or 3.6%, to $4.17 billion at June 30, 2012.  Partially offsetting this increase, time deposits decreased $95.6 million, or 8.5%, to $1.03 billion at June 30, 2012, with the majority of the decrease occurring in the 18- and 24-month maturity categories.  The Company remains focused on developing core deposit relationships, while strategically permitting the run-off of time deposits.  Core deposits represented 80.2% of total deposits at June 30, 2012, compared to 78.1% at December 31, 2011.

Borrowed funds were reduced $36.0 million, or 3.9% during the six months ended June 30, 2012, to $884.2 million, as core deposit growth continued to replace wholesale funding.  Borrowed funds represented 12.4% of total assets at June 30, 2012, a reduction from 13.0% at December 31, 2011.

Common stock repurchases for the three and six months ended June 30, 2012, totaled 268,000 and 408,000 shares at an average cost of $13.75 and $13.81 per share, respectively.  As of June 30, 2012, 1.4 million shares remained eligible for repurchase under the current authorization.  At June 30, 2012, book value per share and tangible book value per share were $16.20 and $10.23, respectively, compared with $15.88 and $9.87, respectively, at December 31, 2011.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended June 30, 2012, net interest income increased $402,000 from the same period in 2011, to $54.6 million.  Net interest income for the six months ended June 30, 2012, increased $1.8 million compared to the same period in 2011, to $109.4 million.  For both periods, the improvement in net interest income resulted from an increase in average interest-earning assets, primarily average loans outstanding, funded with growth in lower-cost core deposits.  This improvement in earning asset volume and funding mix was partially offset by compression in the net interest margin.

The Company’s net interest margin for the quarter ended June 30, 2012 was 3.39%, a decrease of 3 basis points from 3.42% for the quarter ended March 31, 2012, and 14 basis points from 3.53% for the quarter ended June 30, 2011.  The decrease in the net interest margin was primarily attributable to the decline in yields on interest-earning assets, which outpaced the downward re-pricing of the Company’s interest-bearing liabilities as longer-term market interest rates have declined and the yield curve has flattened.  The weighted average yield on interest-earning assets was 4.11% for the three months ended June 30, 2012, compared with 4.19% for the trailing quarter, and 4.56% for the three months ended June 30, 2011.  The weighted average cost of interest-bearing liabilities was 0.85% for the quarter ended June 30, 2012, compared with 0.90% for the trailing quarter and 1.19% for the second quarter of 2011.  The average cost of interest bearing deposits for the three months ended June 30, 2012 was 0.58%, compared with 0.62% for the trailing quarter and 0.89% for the same period last year.  Partially offsetting the effects of interest rate spread compression on the margin, average non-interest bearing demand deposits totaled $689.3 million for the quarter ended June 30, 2012, compared with $670.1 million for the trailing quarter and $580.5 million for the quarter ended June 30, 2011.  The average cost of borrowings for the three months ended June 30, 2012 was 2.20%, compared with 2.25% for the trailing quarter, and 2.65% for the same period last year.

For the six months ended June 30, 2012, the net interest margin decreased 11 basis points to 3.41%, compared with 3.52% for the six months ended June 30, 2011.  The weighted average yield on interest-earning assets declined 42 basis points to 4.15% for the six months ended June 30, 2012, compared with 4.57% for the six months ended June 30, 2011, while the weighted average cost of interest-bearing liabilities declined 34 basis points to 0.87% for the six months ended June 30, 2012, compared with 1.21% for the same period in 2011.  The average cost of interest bearing deposits for the six months ended June 30, 2012 was 0.60%, compared with 0.90% for the same period last year.  Average non-interest bearing demand deposits totaled $679.7 million for the six months ended June 30, 2012, compared with $568.1 million for the six months ended June 30, 2011.  The average cost of borrowings for the six months ended June 30, 2012 was 2.22%, compared with 2.67% for the same period last year.

Non-Interest Income

Non-interest income totaled $9.3 million for the quarter ended June 30, 2012, an increase of $1.3 million, or 16.2%, compared to the same period in 2011.  Fee income increased $1.6 million to $7.4 million for the three months ended June 30, 2012, compared with the three months ended June 30, 2011, due primarily to increased wealth management fees attributable to Beacon Trust Company (“Beacon”), acquired in August 2011, and an increase in commercial loan prepayment fees.  These increases were partially offset by lower deposit-based fee revenue.  The Company did not experience any other-than-temporary impairment on its securities portfolio in 2012, compared with a $302,000 charge recognized in the same period last year associated with an investment in a non-Agency mortgage-backed security.  Additionally, other income decreased $485,000 for the three months ended June 30, 2012, compared to the same period in 2011, resulting from a decrease in gains related to loan sales and increased net losses on the sale of foreclosed real estate.

For the six months ended June 30, 2012, non-interest income totaled $22.1 million, an increase of $6.9 million, or 45.1%, compared to the same period in 2011.  Fee income totaled $15.5 million for the six months ended June 30, 2012, an increase of $4.1 million compared with the same period in 2011, largely due to an increase in wealth management fees related to the Beacon acquisition and increased prepayment fees on commercial loans, which were partially offset by lower deposit-based fee income, primarily overdraft fees.  Net gains on securities transactions totaled $2.2 million for the six months ended June 30, 2012, compared to $28,000 for the same period in 2011.  During the period, the Company identified and sold certain mortgage-backed securities which had a high risk of accelerated prepayment.  The proceeds from the sales were reinvested in similar securities with more stable projected cash flows.  Also contributing to the increase in non-interest income, other income increased $435,000 for the six months ended June 30, 2012, compared with the same period in 2011, primarily due to income associated with the termination of the Company’s debit card rewards program and an increase in gains related to loan sales, partially offset by increased net losses on the sale of foreclosed real estate.  Other-than-temporary impairment charges on investment securities declined $302,000 for the six months ended June 30, 2012, compared to the same period last year, as the Company did not experience any other-than-temporary impairment on its securities portfolio in 2012.

Non-Interest Expense

For the three months ended June 30, 2012, non-interest expense increased $1.8 million, or 5.1%, to $37.8 million, compared to the three months ended June 30, 2011.  Compensation and benefits increased $1.7 million for the quarter ended June 30, 2012, to $20.4 million, compared to the quarter ended June 30, 2011.  This increase was due to higher salary expense associated with annual merit increases, personnel added as a result of the Beacon acquisition, an increased incentive compensation accrual, and increased employee health and medical costs and retirement benefit costs.  Other operating expenses increased $279,000, to $6.6 million for the quarter ended June 30, 2012, from the same period in 2011, due mainly to a $213,000 charge related to the termination of a software contract in connection with the Beacon integration.

The Company’s annualized non-interest expense as a percentage of average assets was 2.13% for the quarter ended June 30, 2012, compared to 2.11% for the same period in 2011.  The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 59.07% for the quarter ended June 30, 2012, compared with 57.75% for the same period in 2011.

Non-interest expense for the six months ended June 30, 2012 was $74.5 million, an increase of $3.3 million, or 4.6%, from the six months ended June 30, 2011.  Compensation and benefits expense increased $3.7 million, to $41.0 million for the six months ended June 30, 2012 compared to the six months ended June 30, 2011, due to higher salary expense associated with annual merit increases, personnel added as a result of the Beacon acquisition, an increased incentive compensation accrual and increased employee health and medical costs and retirement benefit costs.  In addition, other operating expense increased $929,000 for the six months ended June 30, 2012, compared to the same period in 2011, due primarily to increased loan collection and administration expense, a $213,000 charge related to the termination of a software contract in connection with the Beacon integration, and $162,000 in charges related to the consolidation of underperforming branches.  Data processing expense increased $437,000 for the six months ended June 30, 2012, compared to the same period in 2011, because of increased software maintenance and core processing fees.  Partially offsetting these increases, impairment of premises and equipment declined $807,000 for the six months ended June 30, 2012, compared to the same period last year, due to the impairment charge incurred in the first quarter of 2011 related to the then planned sale and relocation of the Company’s former loan center.  FDIC insurance expense decreased $544,000 to $2.6 million for the six months ended June 30, 2012, compared with the same period in 2011.  The decrease was primarily due to a lower assessment rate and a change in assessment methodology from a deposit-based to an asset-based assessment, effective in the second quarter of 2011.  Net occupancy expense decreased $337,000 to $10.2 million, compared to the same period last year, due to the consolidation and relocation of the Company’s administrative offices in April 2011 and the elimination of prior year carrying costs on previously occupied facilities owned by the Company that were sold in November 2011.  Additionally, amortization of intangibles decreased $149,000 for the six months ended June 30, 2012, compared with the same period of 2011, as a result of scheduled reductions in core deposit intangible amortization, partially offset by the amortization of the customer relationship intangible arising from the Beacon acquisition and increased amortization of mortgage servicing rights.

Asset Quality

The Company’s total non-performing loans at June 30, 2012 improved to $115.2 million, or 2.43% of total loans, compared with $120.3 million, or 2.58% of total loans at March 31, 2012, $122.5 million, or 2.63% of total loans at December 31, 2011, and $121.3 million, or 2.72% of total loans at June 30, 2011.   The decrease in non-performing loans at June 30, 2012, compared with the trailing quarter, was largely due to a $4.9 million decrease in non-performing residential loans, a $1.1 million decrease in non-performing commercial loans and a $1.1 million decrease in non-performing consumer loans, partially offset by a $2.2 million increase in non-performing commercial mortgage loans.  At June 30, 2012, impaired loans totaled $115.5 million with related specific reserves of $8.6 million, compared with impaired loans totaling $111.6 million with related specific reserves of $8.0 million at March 31, 2012.

At June 30, 2012, the Company’s allowance for loan losses was 1.53% of total loans, compared with 1.59% of total loans at March 31, 2012, 1.60% of total loans at December 31, 2011, and 1.62% of total loans at June 30, 2011.  The Company recorded provisions for loan losses of $3.5 million and $8.5 million for the three and six months ended June 30, 2012, respectively, compared with provisions of $7.5 million and $15.4 million for the three and six months ended June 30, 2011, respectively.  For the three and six months ended June 30, 2012, the Company had net charge-offs of $5.1 million and $10.5 million, respectively, compared with net charge-offs of $7.9 million and $11.8 million, respectively, for the same periods in 2011.  The allowance for loan losses decreased $2.0 million to $72.4 million at June 30, 2012, from $74.4 million at December 31, 2011 as the weighted average risk rating of the loan portfolio improved, early stage delinquencies declined and non-performing asset formation decreased.

At June 30, 2012, the Company held $13.9 million of foreclosed assets, compared with $12.8 million at December 31, 2011.  Foreclosed assets at June 30, 2012 consisted of $6.9 million of residential real estate, $6.4 million of commercial real estate and $600,000 of marine vessels.

Income Tax Expense

For the three and six months ended June 30, 2012, the Company’s income tax expense was $6.7 million and $14.0 million, respectively, compared with $4.8 million and $9.2 million, for the three and six months ended June 30, 2011, respectively.  The increase in income tax expense was primarily a function of growth in pre-tax income from taxable sources. The Company’s effective tax rates were 29.4% and 28.9% for the three and six months ended June 30, 2012, respectively, compared with 25.6% for both the three and six months ended June 30, 2011, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates a network of full service branches throughout 11 counties in northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, July 27, 2012 regarding highlights of the Company’s second quarter 2012 financial results.  The call may be accessed by dialing 1-877-317-6789 (Domestic), 1-412-317-6789 (International) or 1-866-605-3852 (Canada).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2012 (Unaudited) and December 31, 2011
(Dollars in Thousands)

Assets	June 30, 2012	December 31, 2011

Cash and due from banks	$75,233	$68,553
Short-term investments	2,012	1,079
Total cash and cash equivalents	77,245	69,632

Securities available for sale, at fair value	1,309,262	1,376,119
Investment securities held to maturity (fair value of $379,325 at
June 30, 2012 (unaudited) and $366,296 at December 31, 2011)	363,210	348,318
Federal Home Loan Bank of New York ("FHLB-NY") stock	40,689	38,927

Loans	4,735,130	4,653,509
Less allowance for loan losses	72,352	74,351
Net loans	4,662,778	4,579,158

Foreclosed assets, net	13,925	12,802
Banking premises and equipment, net	67,258	66,260
Accrued interest receivable	23,878	24,653
Intangible assets	359,405	360,714
Bank-owned life insurance	144,631	142,010
Other assets	72,570	78,810
Total assets	$7,134,851	$7,097,403

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,251,349	$3,136,129
Savings deposits	921,571	891,742
Certificates of deposit of $100,000 or more	349,056	383,174
Other time deposits	684,037	745,552
Total deposits	5,206,013	5,156,597

Mortgage escrow deposits	24,263	20,955
Borrowed funds	884,204	920,180
Other liabilities	45,825	47,194
Total liabilities	6,160,305	6,144,926

Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 60,141,128 outstanding at June 30, 2012, and 59,968,195
outstanding at December 31, 2011	832	832
Additional paid-in capital	1,019,493	1,019,253
Retained earnings	382,234	363,011
Accumulated other comprehensive income	9,650	9,571
Treasury stock	(383,599)	(384,725)
Unallocated common stock held by the Employee Stock Ownership Plan ("ESOP")	(54,064)	(55,465)
Common Stock acquired by the Directors' Deferred Fee Plan ("DDFP")	(7,344)	(7,390)
Deferred Compensation - DDFP	7,344	7,390
Total stockholders' equity	974,546	952,477
Total liabilities and stockholders' equity	$7,134,851	$7,097,403

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Six Months Ended June 30, 2012 and 2011 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30,
	2012	2011	2012	2011
Interest income:
Real estate secured loans	$38,672	$39,669	$77,631	$79,959
Commercial loans	10,205	10,775	20,575	20,857
Consumer loans	6,335	6,490	12,624	13,009
Securities available for sale and FHLB-NY stock	7,812	9,800	16,144	19,294
Investment securities	2,991	3,031	5,909	6,124
Deposits, Federal funds sold and other short-term investments	4	46	16	55
Total interest income	66,019	69,811	132,899	139,298

Interest expense:
Deposits	6,503	9,625	13,505	19,455
Borrowed funds	4,938	6,010	9,979	12,220
Total interest expense	11,441	15,635	23,484	31,675
Net interest income	54,578	54,176	109,415	107,623

Provision for loan losses	3,500	7,500	8,500	15,400
Net interest income after provision for loan losses	51,078	46,676	100,915	92,223

Non-interest income:
Fees	7,411	5,859	15,486	11,421
Bank owned life insurance	1,260	1,316	2,622	2,724
Other-than-temporary impairment losses on securities	—	(1,661)	—	(1,661)
Portion of loss recognized in OCI (before taxes)	—	1,359	—	1,359
Net impairment losses recognized in earnings	—	(302)	—	(302)
Net gain on securities transactions	1	14	2,184	28
Other income	671	1,156	1,779	1,344
Total non-interest income	9,343	8,043	22,071	15,215

Non-interest expense:
Compensation and employee benefits	20,445	18,767	40,953	37,250
Net occupancy expense	5,162	5,251	10,188	10,525
Data processing expense	2,462	2,349	5,050	4,613
FDIC Insurance	1,230	1,284	2,620	3,164
Amortization of intangibles	718	766	1,457	1,606
Impairment of premises and equipment	—	—	—	807
Advertising and promotion expense	1,128	1,184	1,813	1,782
Other operating expenses	6,611	6,332	12,466	11,537
Total non-interest expenses	37,756	35,933	74,547	71,284
Income before income tax expense	22,665	18,786	48,439	36,154
Income tax expense	6,662	4,809	14,008	9,246
Net income	$16,003	$13,977	$34,431	$26,908

Basic earnings per share	$0.28	$0.25	$0.60	$0.47
Average basic shares outstanding	57,152,952	56,846,186	57,102,389	56,808,747

Diluted earnings per share	$0.28	$0.25	$0.60	$0.47
Average diluted shares outstanding	57,187,413	56,867,788	57,135,022	56,819,547

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
STATEMENTS OF INCOME:
Net interest income	$54,578	$54,176	$109,415	$107,623
Provision for loan losses	3,500	7,500	8,500	15,400
Non-interest income	9,343	8,043	22,071	15,215
Non-interest expense	37,756	35,933	74,547	71,284
Income before income tax expense	22,665	18,786	48,439	36,154
Net income	16,003	13,977	34,431	26,908
Basic and diluted earnings per share	$0.28	$0.25	$0.60	$0.47
Interest rate spread	3.26%	3.37%	3.28%	3.36%
Net interest margin	3.39%	3.53%	3.41%	3.52%

PROFITABILITY:
Annualized return on average assets	0.90%	0.82%	0.97%	0.80%
Annualized return on average equity	6.61%	6.00%	7.16%	5.82%
Annualized non-interest expense to average assets	2.13%	2.11%	2.11%	2.11%
Efficiency ratio (1)	59.07%	57.75%	56.70%	58.03%

ASSET QUALITY:
Non-accrual loans			$115,216	$121,347
90+ and still accruing			—	—
Non-performing loans			115,216	121,347
Foreclosed assets			13,925	6,803
Non-performing assets			129,141	128,150
Non-performing loans to total loans			2.43%	2.72%
Non-performing assets to total assets			1.81%	1.86%
Allowance for loan losses			$72,352	$72,294
Allowance for loan losses to total non-performing loans			62.80%	59.58%
Allowance for loan losses to total loans			1.53%	1.62%

AVERAGE BALANCE SHEET DATA:
Assets	$7,132,142	$6,832,077	$7,116,998	$6,815,692
Loans, net	4,617,622	4,394,446	4,601,067	4,374,096
Earning assets	6,404,882	6,107,184	6,381,872	6,095,336
Core deposits	4,138,914	3,691,972	4,103,550	3,662,376
Borrowings	903,084	909,916	901,935	921,719
Interest-bearing liabilities	5,410,410	5,267,409	5,409,697	5,267,789
Stockholders' equity	973,562	935,121	967,349	931,719
Average yield on interest-earning assets	4.11%	4.56%	4.15%	4.57%
Average cost of interest-bearing liabilities	0.85%	1.19%	0.87%	1.21%

LOAN DATA:
Mortgage loans:
Residential			$1,307,578	$1,375,225
Commercial			1,277,342	1,202,487
Multi-family			598,476	427,128
Construction			119,678	90,837
Total mortgage loans			3,303,074	3,095,677
Commercial loans			854,257	797,719
Consumer loans			576,291	555,644
Total gross loans			4,733,622	4,449,040
Premium on purchased loans			5,571	6,599
Unearned discounts			(77)	(113)
Net deferred			(3,986)	(1,634)
Total loans			$4,735,130	$4,453,892

Notes:

(1) Efficiency Ratio Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net interest income	$54,578	$54,176	$109,415	$107,623
Non-interest income	9,343	8,043	22,071	15,215
Total income	$63,921	$62,219	$131,486	$122,838

Non-interest expense	$37,756	$35,933	$74,547	$71,284

Expense/income	$59.07%	$57.75%	56.70%	58.03%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2012				March 31, 2012
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$5,477		$3	0.25%	$19,412		$12	0.25%
Federal funds sold and
other short-term investments			1	0.16%	1,264		—	0.03%
Investment securities (1)	357,248		2,991	3.35%	343,703		2,918	3.40%
Securities available for sale	1,381,968		7,376	2.13%	1,370,978		7,852	2.29%
Federal Home Loan Bank stock	41,277		436	4.25%	38,991		480	4.95%
Net loans (2)
Total mortgage loans	3,250,352		38,672	4.73%	3,201,705		38,959	4.84%
Total commercial loans	797,182		10,205	5.10%	818,192		10,370	5.05%
Total consumer loans	570,088		6,335	4.47%	564,615		6,289	4.48%
Total Net loans	4,617,622		55,212	4.76%	4,584,512		55,618	4.83%
Total Interest-Earning Assets	$6,404,882		$66,019	4.11%	$6,358,860		$66,880	4.19%

Non-Interest Earning Assets:
Cash and due from banks	66,450				79,586
Other assets	660,810				663,407
Total Assets	$7,132,142				$7,101,853

Interest-Bearing Liabilities:
Demand deposits	$2,540,421		$2,674	0.42%	$2,507,930		$2,783	0.45%
Savings deposits	909,157		372	0.16%	890,165		374	0.17%
Time deposits	1,057,748		3,457	1.31%	1,110,105		3,845	1.39%
Total Deposits	4,507,326		6,503	0.58%	4,508,200		7,002	0.62%

Borrowed funds	903,084		4,938	2.20%	900,785		5,041	2.25%
Total Interest-Bearing Liabilities	$5,410,410		$11,441	0.85%	$5,408,985		$12,043	0.90%

Non-Interest Bearing Liabilities	748,172				731,732
Total Liabilities	6,158,582				6,140,717
Stockholders' equity	973,562				961,136
Total Liabilities and Stockholders' Equity	7,132,144				$7,101,853

Net interest income			$54,578				$54,837

Net interest rate spread				3.26%				3.29%
Net interest-earning assets	$994,472				$949,875

Net interest margin (3)				3.39%				3.42%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.18	x			1.18	x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.

(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	2.42%	2.54%	2.44%	2.81%	3.01%
Net Loans	4.76%	4.83%	4.94%	5.10%	5.16%
Total Interest-Earning Assets	4.11%	4.19%	4.24%	4.45%	4.56%

Interest-Bearing Liabilities:
Total Deposits	0.58%	0.62%	0.72%	0.81%	0.89%
Total Borrowings	2.20%	2.25%	2.34%	2.50%	2.65%
Total Interest-Bearing Liabilities	0.85%	0.90%	0.99%	1.10%	1.19%

Interest Rate Spread	3.26%	3.29%	3.25%	3.35%	3.37%
Net Interest Margin	3.39%	3.42%	3.39%	3.50%	3.53%

Ratio of Interest-Earning Assets to Interest-Bearing Liabilities	1.18x	1.18x	1.18x	1.16x	1.15x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2012				June 30, 2011
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$12,445		$15	0.25%	$44,057		$55	0.25%
Federal funds sold and
other short-term investments	1,277		1	0.10%	1,582		—	0.01%
Investment securities (1)	350,476		5,909	3.37%	342,542		6,124	3.58%
Securities available for sale	1,376,473		15,227	2.21%	1,295,169		18,359	2.83%
Federal Home Loan Bank stock	40,134		917	4.59%	37,890		935	4.97%
Net loans (2)					.
Total mortgage loans	3,226,028		77,631	4.79%	3,072,784		79,959	5.19%
Total commercial loans	807,687		20,575	5.08%	743,712		20,857	5.61%
Total consumer loans	567,352		12,624	4.47%	557,600		13,009	4.70%
Total Net loans	4,601,067		110,830	4.80%	4,374,096		113,825	5.20%
Total Interest-Earning Assets	$6,381,872		$132,899	4.15%	$6,095,336		$139,298	4.57%

Non-Interest Earning Assets:
Cash and due from banks	73,018				68,059
Other assets	662,108				652,297
Total Assets	$7,116,998				$6,815,692

Interest-Bearing Liabilities:
Demand deposits	$2,524,175		$5,456	0.43%	$2,190,494		$8,039	0.74%
Savings deposits	899,661		746	0.17%	903,781		1,736	0.39%
Time deposits	1,083,926		7,303	1.35%	1,251,795		9,680	1.56%
Total Deposits	4,507,762		13,505	0.60%	4,346,070		19,455	0.90%

Borrowed funds	901,935		9,979	2.22%	921,719		12,220	2.67%
Total Interest-Bearing Liabilities	$5,409,697		$23,484	0.87%	$5,267,789		$31,675	1.21%

Non-Interest Bearing Liabilities	739,952				616,184
Total Liabilities	6,149,649				5,883,973
Stockholders' equity	967,349				931,719
Total Liabilities and Stockholders' Equity	7,116,998				$6,815,692

Net interest income			$109,415				$107,623

Net interest rate spread				3.28%				3.36%
Net interest-earning assets	$972,175				$827,547

Net interest margin (3)				3.41%				3.52%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.18	x			1.16	x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.

(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/12	6/30/11	6/30/10
Interest-Earning Assets:
Securities	2.48%	2.96%	3.35%
Net Loans	4.80%	5.20%	5.40%
Total Interest-Earning Assets	4.15%	4.57%	4.80%

Interest-Bearing Liabilities:
Total Deposits	0.60%	0.90%	1.19%
Total Borrowings	2.22%	2.67%	3.32%
Total Interest-Bearing Liabilities	0.87%	1.21%	1.58%

Interest Rate Spread	3.28%	3.36%	3.22%
Net Interest Margin	3.41%	3.52%	3.42%

Ratio of Interest-Earning Assets to Interest-Bearing Liabilities	1.18x	1.16x	1.14x

SOURCE:  Provident Financial Services, Inc.

CONTACT:  Investor Relations, Provident Financial Services, Inc., 1-732-590-9300

Web Site:  http://www.providentnj.com